FORM OF AUTHORIZED PARTICIPANT AGREEMENT

AUTHORIZED PARTICIPANT AGREEMENT (this “Agreement”) dated as of [Date], is between Northern Lights Distributors, LLC (“Distributor”) and [Participant] (the “Participant”), and is subject to acceptance by State Street Bank and Trust Company (the “Transfer Agent”) for Texas Capital Funds Trust (the “Trust”).

R E C I T A L S

WHEREAS, Transfer Agent serves as the transfer agent for the Trust and its series listed on Schedule 1 hereto, as amended from time to time (each a “Fund”), and is a “Transfer Agent” as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”).

WHEREAS, the Trust is registered with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end management company and each Fund operates as an exchange-traded fund or “ETF”.

WHEREAS, Distributor provides services as principal underwriter of the Funds acting on an agency basis in connection with the sale and distribution of the class of shares issued by the Funds known as “Shares” and such Shares are listed for trading on one or more U.S. national securities exchanges or associations.

WHEREAS, the process by which an investor purchases and redeems Shares from a Fund is described in the Trust's current prospectuses and statements of additional information, as each may be supplemented or amended from time to time (the “Prospectus”) and comprise part of the Trust’s registration statement, as amended, on Form N-1A (the “Registration Statement”)(hereinafter collectively, “Fund Documents”). The discussion of the purchase and redemption process in this Agreement is modified as necessary by reference to the Fund Documents. References to the Fund Documents are to the then current Prospectus and Registration Statement as each may be supplemented or amended from time to time.

WHEREAS, Shares may be purchased or redeemed directly from the Fund only in aggregations of a specified number, known as a “Creation Unit,” and the number of Shares presently constituting a Creation Unit of each Fund is set forth in each Fund’s Prospectus.

WHEREAS, Creation Units of Shares may be purchased only by or through an entity that has entered into an Authorized Participant Agreement with the Distributor and is either a participant in the Depository Trust Company (“DTC”) or a broker-dealer or other participant in the Continuous Net Settlement System (the “CNSS”) of NSCC; and to purchase a Creation Unit, an authorized DTC participant or CNSS participant, whether acting for its own account or on behalf of another party, generally must deliver to the Fund a designated basket of securities (the “Deposit Securities”) and/or an amount of cash computed as described in the Fund Documents (the “Balancing Amount,” and together with the Deposit Securities, the “Fund Deposit”), plus a transaction fee as described in the Fund Documents (the “Transaction Fee”); and to redeem a Creation Unit, an authorized DTC participant or CNSS participant, whether acting for its own account or on behalf of another party, generally must deliver to the Fund a Creation Unit of Shares and a Balancing Amount, plus a Transaction Fee in exchange for a basket of securities (if different from the Deposit Securities for the relevant day, the “Redemption Securities”).

WHEREAS, the Participant wishes to act as a participant with respect to the Funds, and the parties seek to set forth the procedures by which the Participant may purchase and/or redeem Creation Units (i) through the CNSS clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “Clearing Process,”; (ii) outside the Clearing Process through the DTC systems; and (iii) through the Federal Reserve/Treasury Automated Debt Entry System maintained at the Federal Reserve Bank of New York (the “Federal Reserve System”). The procedures for processing an order to purchase Shares (a “Purchase Order”) and an order to redeem Shares (a “Redemption Order,” and Purchase Orders and Redemption Orders generically, “Orders”) are described in the Fund Documents.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

 Section 1. Participant

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(a) Clearing Status. The Participant hereby represents, covenants, and warrants that: with respect to (i) all Orders of Creation Units of any Fund, it is and will continue to be a participant in DTC (“DTC Participant”); (ii) all Orders of Creation Units initiated through the CNSS Clearing Process, it is a member of NSCC and a participant in the CNSS; it has the ability to transact through the Federal Reserve System; and (iii) all Orders of Creation Units through another clearing process, it has the ability to transact through such processes, as designated by such Shares or Fund. The Participant is and will continue to be a member of NSCC and a participant in the CNSS so long as this Agreement is in effect. If a Participant loses its status as a DTC Participant or NSCC member, or its eligibility to participate in the CNSS, the Participant shall immediately notify the Distributor and the Transfer Agent in writing of the change in status and this Agreement shall immediately become voidable by the Trust. Upon such notice, the Distributor, in its sole discretion, may terminate this Agreement. The Participant agrees that it shall be bound by all of the obligations of a DTC Participant in addition to any obligations that it undertakes in accordance with this Agreement or the Fund Documents.

(b) Registration Status. The Participant hereby represents and warrants that it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business, and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (the “FINRA”). The Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Participant agrees to comply with all applicable U.S. federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the FINRA By-Laws and NASD Conduct Rules (or with comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded, or are otherwise replaced by FINRA Conduct Rules), to the extent the foregoing relate to this Agreement, and that it will not offer or sell Shares of any Fund in any state or jurisdiction where such Shares may not lawfully be offered and/or sold.

(c) Qualification of Shares. If the Participant is offering and selling Shares of any Fund in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of FINRA, as set forth above, the Participant nevertheless agrees to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with all applicable disclosure requirements of the Securities Act of 1933, as amended (the “1933 Act”) and the rules and regulations promulgated thereunder, and to conduct its business in accordance with the spirit of the FINRA Conduct Rules, in each case to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, the Shares.

(d) Activities of Participant. The Participant understands and acknowledges that the proposed method by which Creation Units will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units may be issued and sold by the Fund on an ongoing basis, at any point a “distribution,” as such term is used in the 1933 Act, may occur. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, and under certain possible interpretations of applicable law, could be interpreted as resulting in its being deemed a participant in the distribution in a manner that could render it a statutory underwriter and could subject it to the prospectus delivery and liability provisions of the 1933 Act. Whether a person is an underwriter depends upon all of the facts and circumstances pertaining to that person’s activities, and Participant understands that it should consult legal counsel if uncertain of its status. Neither the Distributor nor the Transfer Agent or Trust will indemnify the Participant for any violations of the federal securities laws committed by the Participant.

(e) Independent Contractor. Each party acknowledges and agrees that, for all purposes of this Agreement, the Participant is an independent contractor, and has no authority to act as agent for the Funds or the Distributor in any matter or in any respect. The Participant agrees, to the extent reasonably practicable, to make itself and its employees available, upon reasonable request, during normal business hours to consult with the Funds, the Transfer Agent or the Distributor or their respective designees concerning the performance of the Participant’s responsibilities under this Agreement, provided that the Participant shall be under no obligation to divulge or otherwise discuss any information that the Participant believes: (i) is confidential or proprietary in nature or (ii) the disclosure of which to third parties would be in violation of applicable law or regulation or is otherwise prohibited.

(f) Irrevocable Proxy. The Participant represents that from time to time it may be a beneficial and/or legal owner of Shares. To the extent that it is a beneficial owner and/or legal owner of Shares, the Participant agrees to irrevocably appoint Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially or legally owned Shares of the Fund that the Participant is or may be entitled to vote at any meeting of shareholders of the Fund held after the date this Agreement is executed whether annual or special and

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whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. For purposes of this paragraph, beneficially owned Shares shall not include those shares for which the Participant is the record owner but not the beneficial owner (the “Managed Account Shares”). The Distributor shall mirror vote (or abstain from voting) the Participant’s beneficially owned Shares in the same proportion as the votes (or abstentions) of all other shareholders of the Fund on any matter, question or resolution submitted to the vote of shareholders of the Fund. The Distributor, as attorney and proxy for Participant under this Section 1(f), (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or substitute attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys in any lawful manner deemed appropriate by it, including in writing, by telephone, facsimile, electronically (including through the Internet) or otherwise. The Distributor may terminate this irrevocable proxy within sixty (60) days written notice to the Participant. The powers of attorney and proxy as set forth in this Section 1(f) shall include (without limiting the general powers hereunder) the power to receive and waive any notice of any meeting on behalf of the undersigned.

(g) Anti-Money Laundering. The Participant represents that it has policies, procedures and internal controls in place that are reasonably designed to comply with applicable anti-money laundering laws and regulations, including applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA Patriot Act”), as amended, the regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“Office of Foreign Assets Control”), such as, screening of all new and existing customers against the Office of Foreign Asset Control list and any other government list that is or becomes required under the USA Patriot Act, and the rules promulgated by the SEC.

Distributor shall verify the identity of each participant and maintain identification verification and transactional records related to this Agreement in accordance with the requirements of applicable laws and regulations aimed at the prevention and detection of money laundering and/or terrorism activities. The parties understand that the scope of the Distributor’s obligations in this regard are impacted by the fact that each Participant is a registered broker-dealer in good standing with FINRA pursuant to paragraph 1(b) above.

(h) Privacy. The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.

(i) Affiliations. The Participant represents, covenants and warrants that, during the term of this Agreement, it will not be an affiliated person of a Fund, a promoter or a principal underwriter of a Fund or an affiliated person of such persons, except under section 2(a)(3)(A) or 2(a)(3)(C) of the 1940 Act due to ownership of Shares. The Participant shall give prompt notice to the Distributor, Transfer Agent and the Trust of any change to the foregoing status.

(j) Marketing Materials. The Participant represents, warrants, and agrees that it will not make, in connection with any sale or solicitation of a sale of Shares, any representations concerning Shares, the Trust or the Funds, other than those consistent with the Funds’ then current Prospectuses or promotional materials or sales literature furnished to the Participant by the Distributor. The Participant agrees not to furnish or cause to be furnished to any person, or display or publish, any information or materials relating to Shares, except such information and materials as may be furnished to the Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor. The Participant understands that the Fund will not be advertised or marketed as an open-end investment company, i.e., as a mutual fund, and that any advertising materials will prominently disclose that the Shares are not individually redeemable. In addition, the Participant understands that any advertising material that addresses redemption of Shares will disclose that Shares may be tendered for redemption to the issuing Fund only in Creation Units. Notwithstanding anything to the contrary in this Agreement, the Participant and its affiliate may, without the written approval of the Distributor, prepare and circulate in the regular course of their businesses, research reports, sales literature, and other similar materials that include information, opinions, or recommendations relating to Shares, provided that such research reports, sales literature, and other similar materials comply with applicable NASD rules (or comparable FINRA rules, if such NASD rules are subsequently renamed, repealed, rescinded, or are otherwise replaced by FINRA rules.

The Distributor will provide, or cause to be provided, to the Participant copies of the then current Prospectuses and any printed supplemental information in reasonable quantities upon request.

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(k) Acknowledgment. The Participant acknowledges receipt of the Prospectus and represents that it has reviewed that document (including the Statement of Additional Information incorporated therein) and understands the Funds and Shares. The Distributor agrees to process orders, or cause its agents to process orders, for creation and redemption in accordance with the provisions of the Prospectus. The Transfer Agent acknowledges that it is required to process orders for creations and redemptions in accordance with applicable provisions of the Prospectus.

The Distributor may deliver electronically a single prospectus, annual or semi-annual report or other shareholder information (each, a “Shareholder Document”) to persons who have effectively consented to such electronic delivery. The Distributor will deliver Shareholder Documents electronically by sending consenting persons an e-mail message informing them that the applicable Shareholder Document has been posted and is available on the Fund’s website and providing a hypertext link to the document. By signing this Agreement, the Participant hereby consents to the foregoing electronic delivery of all Shareholder Documents to the e-mail address set forth on Section 9 of this Agreement. The Participant further understands and agrees that unless such consent is revoked, the Participant can obtain access to the Shareholder Documents from the Distributor only electronically. The Participant can revoke the consent to electronic delivery of Shareholder Documents at any time by providing written notice to the Distributor. The Participant agrees to maintain the e-mail address set forth on the signature page to this Agreement and further agrees to promptly notify the Distributor if its e-mail address changes. The Participant understands that it must have continuous Internet access to access all Shareholder Documents.

(l) Books and Records. The Participant agrees, to the extent required by applicable law, to maintain all books and records of all sales of Shares made by or through it pursuant to its obligations under the federal securities laws and to furnish copies of such records to the Trust, Transfer Agent and/or the Distributor upon request.

Section 2. Purchases and Redemptions of Shares. All Purchase Orders and Redemption Orders shall be made in accordance with the terms of the Fund Documents and the procedures for Orders set forth in this Agreement, which includes Attachment A. The Participant agrees that any use by it of the Transfer Agent’s electronic interface or portal for order entry shall be subject in all respects to the terms and conditions set forth therein. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. The Funds and the Transfer Agent reserve the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units, and the Participant agrees to comply with such procedures as may be issued from time to time. The Participant acknowledges and agrees on behalf of itself and any party for which it may be acting that a Purchase Order or Redemption Order shall be irrevocable. The Participant may not cancel a Purchase Order or a Redemption Order after it is placed, though Distributor agrees to undertake commercially reasonable efforts to accommodate requests by Participant to cancel an Order prior to the designated cut-off time for placing such Order. The Funds (or the Distributor on behalf of the Funds) shall retain the right, without notice, to reject any Purchase Order or Redemption Order, or suspend transactions in Shares, in accordance with the terms of the Fund Documents; provided, however, in any case, the Fund (or the Distributor on behalf of the Funds) will use reasonable efforts to notify the Participant prior to such rejections of its intention to reject such Order. Neither the Distributor nor the Fund shall be liable to any person by reason of the rejection of any Order so long as such rejection is a result of the rejecting party’s good faith determination that such rejection complies with the Fund Documents. Except as provided herein or in the Fund Documents, following rejection of an Order, the Fund will promptly return to the Participant all consideration received in connection with the Order.

Nothing in this Agreement shall obligate the Participant to create or redeem one or more Orders or to sell or offer to sell Shares.

It is contemplated that phone lines, to the extent used in connection with the purchase and redemption of Creation Units, including use by representatives of the Distributor, the Transfer Agent or the Trust and any affiliates thereof, will be recorded, and the Participant hereby consents to the recording of all calls in connection with the purchase and redemption of Creation Units, provided that such recording or a transcript will be made available to Participant upon Participant’s reasonable request and expense, unless such recording has been erased or destroyed prior to receipt of such request in the normal course of business in accordance with the recording party’s general record keeping policies and procedures. In the event that the recording party becomes legally compelled to disclose to any third party any recording involving communications with the Participant, the recording party (unless prohibited by applicable rule of law) shall provide the Participant advance written notice identifying the recordings to be so disclosed, together with copies of such recordings, so that the Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so. In the event that such protective order or other remedy is not obtained, or the Participant waives its right to seek such protective order or remedy, the recording party must furnish only that portion of the recorded conversation that, according to legal counsel, is legally required to be furnished and will exercise its best efforts to obtain a protective order or other reliable

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assurance that confidential treatment will be accorded the recorded conversation; provided that the recording party shall not be required to incur any expenses in obtaining such treatment without reimbursement for reasonable expenses by the Participant. The recording party shall not otherwise disclose to any third party any recording involving communications with the Participant without the Participant’s express written consent, except the recording party may disclose to a regulator or self-regulatory organization, to the extent required by applicable rule or law, recordings involving communications with the Participant.

(a) Orders Through Clearing Process. With respect to Purchase Orders or Redemption Orders processed through the Clearing Process, the Participant hereby authorizes the Transfer Agent to transmit to the NSCC on behalf of the Participant such instructions, including amounts of the Deposit Securities and Balancing Amounts as are necessary, consistent with the instructions issued by the Participant to the Distributor. The Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent and reported to NSCC on the Participant’s behalf as though such instructions were issued by the Participant directly to NSCC.

(b) Orders for Global Funds. Participant understands that each Fund holding any foreign securities (“Global Funds”) has caused its custodian to maintain with a subcustodian for such Fund an account in the relevant foreign jurisdiction to which the Participant shall deliver or cause to be delivered, as applicable, securities and cash in connection with a transaction in a Creation Unit whether acting in such transaction on behalf of itself or any third party, in accordance with the terms and conditions applicable to such account in such jurisdiction.

(c) Good Title; Restricted Securities. The Participant represents on behalf of itself and any party for which it acts that upon delivery of Deposit Securities to the Custodian, the Fund will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges, and encumbrances, and not subject to any adverse claims, including without limitation any restrictions upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a Purchase Order; or (ii) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction. In particular, the Participant represents on behalf of itself and any party for which it acts that no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) under the 1933 Act. The representation in this section excludes restrictions due to the Fund or Fund adviser being an affiliated person of an issuer of any Deposit Security.

(d) Authorized Persons of the Participant

(i.) Certification. Concurrently with the execution of this Agreement, and from time to time thereafter as may be requested by the Fund, the Transfer Agent, or the Distributor, the Participant shall deliver to the Fund and the Transfer Agent, with copies to the Distributor, a certificate in the format of Attachment B to this Agreement, duly certified by the Participant’s Secretary or other duly authorized officer of Participant, setting forth the names and signatures of all persons authorized by the Participant (each an “Authorized Person”) to give Orders and instructions relating to any activity contemplated by this Agreement on behalf of the Participant. Such certificate will be relied upon by the Distributor, the Transfer Agent and the Fund as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Fund, the Distributor, and the Transfer Agent of a superseding certificate or of written notice from the Participant that an individual should be added to, or removed from, the certificate. Whenever the Participant wants to add an Authorized Person, revoke the authority of an Authorized Person, or change or cancel a PIN Number (as defined below), the Participant shall give prompt written notice of such fact to the Fund and the Transfer Agent, with a copy to the Distributor, and such written notice shall be effective upon receipt by the Fund, the Transfer Agent, and the Distributor.

(ii.) Personal Identification Number. The Transfer Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which the Participant and such Authorized Person shall be identified and instructions to the Fund, Transfer Agent, and Distributor issued by Participant through the Authorized Person shall be authenticated. The Participant and each Authorized Person shall keep his/her PIN Number confidential and only those Authorized Persons who were issued a PIN Number shall use such PIN Number to identify himself/herself and to submit instructions for Participant, to the Fund, Transfer Agent, and Distributor. If an Authorized Person’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon in writing by the Participant and the Transfer Agent. If an Authorized Person’s PIN Number is compromised, the Participant shall contact the Transfer Agent promptly in writing in order for a new one to be issued. Upon receipt of written notice as set forth in paragraph (i) of this section, the Transfer Agent agrees to promptly issue a PIN Number when the Participant adds an Authorized Person and shall promptly cancel a PIN

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Number when the Participant revokes a person’s authority to act for it. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Distributor and Transfer Agent and such written notice shall be effective upon receipt by the Distributor and Transfer Agent.

(iii.) Verification. The Transfer Agent and Distributor shall not have any obligation to verify instructions and Orders given using a PIN Number and shall assume that all instructions and Orders issued to it using an Authorized Person’s PIN Number have been properly placed, unless the Transfer Agent and Distributor have actual knowledge to the contrary because they received from the Participant written notice as set forth in paragraph (i) of this section that such person is no longer authorized to act on behalf of Participant.

(e) Cash Amount. The Participant hereby agrees that, in connection with a Purchase Order for a Fund investing only in securities of issuers domiciled in the United States (“Domestic Fund”), whether for itself or any party for which it acts, it will make available on or before the date as specified in the Prospectus upon which delivery of Deposit Securities, Shares and/or any cash component, as applicable, must be made by the Participant to the Trust (the “Contractual Settlement Date”), immediately available or same day funds sufficient to pay the Balancing Amount, together with the applicable Transaction Fee. The Participant hereby agrees that, in connection with a Purchase Order for a Fund not investing only in securities of issuers domiciled in the United States (“Global Fund”), whether for itself or any party for which it acts, it will make available at least one day before the Contractual Settlement Date, immediately available or same day funds sufficient to pay the Balancing Amount, together with the applicable Transaction Fee. Any excess funds will be promptly returned following settlement of the Purchase Order. The Participant should ascertain the applicable deadline for cash transfers by contacting the operations department of the broker or depositary institution effectuating the transfer of the Balancing Amount. The Participant hereby agrees to ensure that the Balancing Amount will be received by the issuing Fund in accordance with the terms of the Fund Documents and this Agreement, and in the event payment of such Balancing Amount has not been so made, the Participant agrees on behalf of itself or any party for which it acts in connection with a Purchase Order to promptly pay the Balancing Amount.

(f) Open for Business. The Participant understands and agrees that Redemption Orders may be submitted only on days that the Trust is open for business, including as required by Section 22(e) of the1940 Act.

(g) Dividends and Distributions by Deposit and Redemption Securities. With respect to any Redemption Order, the Participant acknowledges and agrees on behalf of itself and any party for which it is acting to return to a Fund any dividend, distribution, or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Fund. With respect to any Redemption Order, the Participant also acknowledges and agrees on behalf of itself and any party for which it is acting that a Fund is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting by an amount equal to any dividend, distribution, or other corporate action to be paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund. If, however, the Fund so reduces the amount of money or other proceeds due to the Participant, the Participant shall not be required to return to the Fund dividends, distributions or other corporate actions paid to it or to the party for which it is acting as is contemplated in the first sentence of this paragraph equal to the amount so reduced by the Fund. With respect to any Purchase Order, each Fund acknowledges and agrees to return to the Participant or any party for which it is acting any dividend, distribution, or other corporate action paid to the Fund in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant or any party for which it is acting.

(h) Transfer Failures. When making a Redemption Order, the Participant understands and agrees that in the event Shares are not transferred to the Fund in accordance with the terms of the Fund Documents, such Redemption Order may be rejected by the Fund. Either the Fund or the Distributor will give the Participant prompt notice of any such rejection.

(i) Beneficial Ownership Required for Redemption. The Participant represents, covenants and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Units unless it first ascertains that it or its customer, as the case may be, owns outright or has full legal authority or legal and beneficial right to tender for redemption the requisite number of Shares to be redeemed, and that such Shares have not been borrowed from or loaned or pledged to another party and are not the subject of a repurchase agreement, securities

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lending agreement, or any other agreement that, under such circumstance, would preclude the delivery of such Shares to the Fund.

(j) One Account. The Participant understands that Shares of any Fund may be redeemed only when one or more Creation Units are held in the account of a single Participant.

(k) Foreign Clients of Participant. Notwithstanding anything to the contrary in this Agreement or the Prospectuses, the Participant understands and agrees that residents of certain countries are entitled to receive only cash upon redemption of a Creation Unit. Accordingly, the Participant will confirm that any request it submits for an in-kind redemption has not been submitted on behalf of a Beneficial Owner who is a resident of a country requiring that all redemptions be made in cash.

(l) Delivery of Cash Collateral. As described in the Fund Documents, from time to time the Trust may, in its sole discretion, permit cash collateral to be posted to the Custodian (or such other agent as may be agreed in writing by the Participant and the Trust from time to time) for the benefit of a Fund in anticipation of delivery of all or a portion of the requisite Deposit Securities, and may require additional cash collateral of 115% of the daily market value of such Deposit Securities to be posted, in the sole discretion of the Trust. The Fund may at any time use such cash collateral to purchase Deposit Securities without further consultation with the Participant. To the extent permitted by the Fund Documents, the Participant shall be responsible for any and all expenses and costs incurred by the Trust, including all Cash Amounts, in connection with any Purchase Orders placed by the Participant. The Participant understands and agrees that in the event collateral or the Fund Deposit are not fully transferred to the Trust by the time specified, a Purchase Order may be cancelled by the Trust and the Participant will be solely responsible for any and all expenses and costs incurred by the applicable Fund, Distributor and the Transfer Agent related to the cancelled Purchase Order. Orders processed through the NSCC via CNS are not eligible for cash collateralization.

Section 3. Beneficial Ownership. The Participant represents and warrants that either (i) it does not hold and will not as a result of the contemplated transaction hold, for its own account eighty percent (80%) or more of the outstanding Shares of the relevant Fund, or (ii) if it does hold eighty percent (80%) or more of the outstanding Shares of the relevant Fund, that such a circumstance would not cause the Trust to have a basis in the Deposit Securities deposited with the Trust different from the fair market value of such Deposit Securities pursuant to Section 351 and 362 of the Internal Revenue Code of 1986, as amended. In the event that the Distributor, Transfer Agent and/or the Trust have reason to believe that the Participant does not own or have available for delivery the requisite number of Shares of the relevant Fund to be redeemed as a Creation Unit to deliver by the Contractual Settlement Date, the Distributor, Transfer Agent and/or the Trust may require the Participant to deliver and/or execute supporting documentation evidencing ownership or its right to deliver sufficient Shares of the relevant Fund in order for the Redemption Order to be in proper form and, if such documentation is not satisfactory to the Distributor, Transfer Agent and/or the Trust, in their reasonable discretion, the Distributor, Transfer Agent and/or the Trust may reject without liability the Redemption Order. Failure to deliver and/or execute the requested supporting documentation may result in a Participant’s Redemption Order being rejected as not in proper form.

Section 4. Indemnification.

Section 4 shall survive the termination of this Agreement.

(a) The Participant hereby agrees to indemnify and hold harmless the Distributor, the Transfer Agent, the Trust and each Fund, the Adviser and their respective subsidiaries, affiliates, directors, managers, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Participant Indemnified Party”) from and against any loss, liability, fine, penalty, cost, or expense, including reasonable attorneys’ fees, and the reasonable costs of investigation, including reasonable costs involved in defending itself in connection with an investigation (collectively, “Losses”) incurred by such Participant Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement, including any failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (ii) any failure by the Participant to comply with applicable laws, including the federal securities laws, the rules and regulations thereunder and the rules and regulations of self-regulatory organizations, to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, Shares under this Agreement; or (iii) any actions of such Participant Indemnified Party in reliance upon any instructions issued in accordance with the Fund Documents (as may be amended from time to time) reasonably believed by the Participant Indemnified Party to be genuine and to have been given by the Participant, except to the extent that the Participant had previously terminated or revoked the authority of the person giving such instructions or representations in accordance with the terms of Section 2(d)(ii)

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hereto and the Distributor and the Transfer Agent received such notification reasonably prior to the transmittal of such instructions. The Participant shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Participant Indemnified Party unless the Participant Indemnified Party shall have notified the Participant in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Participant Indemnified Party (or after the Participant Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Participant of any claim shall not relieve the Participant from any liability which it may have to any Participant Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph and shall release it from such liability under this paragraph only to the extent it has been materially prejudiced by such failure to give notice. The Participant shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims. If the Participant elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Participant Indemnified Parties in the suit, and who shall not, except with the consent of the Participant Indemnified Parties, be counsel to the Participant. If the Participant does not elect to assume the defense of any suit, it will reimburse the Participant Indemnified Party for the reasonable fees and expenses of any counsel retained by them. Notwithstanding the foregoing, the Participant shall have no liability under this paragraph for any Losses resulting from the gross negligence or willful misconduct of any Participant Indemnified Party. The Participant shall not be liable to the Participant Indemnified Parties for any Losses arising out of mistakes or errors in data provided to the Participant, or out of interruptions or delays of communications, caused by a service provider to the Fund that is a Participant Indemnified Party, nor is the Participant liable for any action, representation, or solicitation made by the wholesalers of the Fund or any Losses associated therewith.

(b) The Distributor hereby agrees to indemnify and hold harmless the Participant and the Transfer Agent, their respective subsidiaries, Authorized Representatives, affiliates, directors, managers, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”), from and against any Losses incurred by such Distributor Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement, including any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (ii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations; or (iii) any false or misleading statement or any allegedly false or misleading statement of a material fact contained in the registration statement of the Trust as originally filed with the SEC or in any amendment thereof, or in any prospectus or any statement of additional information, or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The Distributor shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Distributor Indemnified Party unless the Distributor Indemnified Party shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor Indemnified Party (or after the Distributor Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to any Distributor Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph and shall release it from such liability under this paragraph only to the extent it has been materially prejudiced by such failure to give notice. The Distributor shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Distributor Indemnified Parties in the suit and who shall not, except with the consent of the Distributor Indemnified Parties, be counsel to the Distributor. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Distributor Indemnified Parties in the suit for the reasonable fees and expenses of any counsel retained by them. Notwithstanding the foregoing, the Distributor shall have no liability under this paragraph for any Losses resulting from the gross negligence or willful misconduct of any Distributor Indemnified Party. Except as otherwise provided herein, the Distributor shall not be liable to the Distributor Indemnified Parties for any Losses arising out of mistakes or errors in data provided to the Distributor, or out of interruptions or delays of communications, caused by any Distributor Indemnified Party or any Losses associated therewith.

(c) Except for acts of gross negligence or willful misconduct, the Trust, Funds, the Distributor, the Transfer Agent, or any person who controls such persons within the meaning of Section 15 of the 1933 Act, shall not be liable to the Participant for any damages arising from any differences in performance between the Fund Deposit and the Fund’s benchmark index.

(d) Settlement. No indemnifying party, as described in paragraphs (a) and (b) of this Section 4, shall, without the written consent of the Distributor Indemnified Party or the Participant Indemnified Party, as the case

8

may be, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Distributor Indemnified Party or Participant Indemnified Party, as the case may be, from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Distributor Indemnified Party or Participant Indemnified Party, as the case may be.

Section 5. Limitation of Liability.

Section 5 shall survive the termination of this Agreement.

(i.) Express Duties. The Distributor and the Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor or the Transfer Agent.

(ii.) Limited Liability. In the absence of bad faith, gross negligence or willful misconduct on its part, neither the Distributor nor the Transfer Agent, whether acting directly or through agents, affiliates or attorneys, shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder. Neither the Distributor nor the Transfer Agent shall be liable for any error of judgment made in good faith unless the party exercising such shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. In no event shall the Distributor or the Transfer Agent be liable for any special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Distributor or the Transfer Agent be liable for: (i) the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation; or (ii) Losses incurred by the Participant or Participant Client as a result of unauthorized use of a PIN Number, unless the Transfer Agent, the Fund, and the Distributor previously received from Participant written notice to revoke such Authorized Person’s PIN Number as set forth in Section 2(d)(ii).

(iii.) Force Majeure. Neither the Distributor nor the Transfer Agent shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

(iv.) Reliance on Instructions. The Distributor and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized under this Agreement and the Procedures and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.

(v.) No Advancement by Transfer Agent. The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.(vi.) Data Errors and Communication Delays. The Transfer Agent shall not be liable to the Participant or the Distributor or to any other person for any damages arising out of mistakes or errors in data provided to the Transfer Agent by a third party, or out of interruptions or delays of electronic means of communications with the Transfer Agent.

Section 6. Trust as Third Party Beneficiary. The Participant and the Distributor understand and agree that the Trust is a third party beneficiary to this Agreement and, as such, is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.

Section 7. Incorporation of Fund Documents. The Fund Documents and Attachment A are hereby incorporated by reference into, and made a part of, this Agreement.

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Section 8. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Fund Documents.

Section 9. Notices. Except as otherwise specifically provided, all notices required or permitted to be given pursuant hereto, including any amendments or modifications as contemplated by Section 10, shall be given in writing and delivered by personal delivery; by Federal Express or other similar delivery service; by registered or certified United States first class mail, return receipt requested; or by e-mail, facsimile, or similar means of same day delivery (with a confirming copy by mail as provided herein). All notices to the Distributor, Trust or the Participant shall be directed as set forth in this Section 9, except that in the case of communications by the Distributor or Transfer Agent to the Participant during the order creation or redemption process, specifically in the case of the Distributor’s or Transfer Agent’s attempt to contact an Authorized Representative of the Participant with respect to, among other things, ambiguous instructions or the suspension or cancellation of an order, the Distributor or Transfer Agent, as the case may be, agrees to contact the applicable Authorized Representative that placed the Purchase Order or Redemption Order.

(i)	If to the Distributor:
Northern Lights Distributors, LLC 4221 North 203rd Street, Suite 100 Elkhorn, NE 68022 legal@ultimusfundsolutions.com
(ii)	If to the Trust:
Texas Capital Funds Trust Attn: Edward Rosenberg 2000 McKinney Avenue, Suite 800 Dallas, TX 75201 Ed.Rosenberg@texascapital.com with a copy to:
State Street Bank and Trust Company Attn: Dan Venis One Heritage Drive, 1st Floor Quincy, MA 02171 dvenis@statestreet.com
(iii)	If to the Participant:
[Participant] Attn: [Address] [City, State Zip Code] Email:

Section 10. Effectiveness, Termination and Amendment. This Agreement shall become effective upon execution and delivery by each of the parties hereto. This Agreement may be terminated at any time by any party upon thirty days prior written notice to the other parties and may be terminated earlier by the Trust or the Distributor at any time on the event of a breach by the Participant of any provision of this Agreement or the Fund Documents. This Agreement supersedes any prior agreement between or among the parties concerning the matters governed hereby. This Agreement may be amended by (i) the Funds or the Transfer Agent to revise the procedures or issue additional procedures relating to the manner of creating or redeeming Creation Units (ii) the Trust and the Distributor from time to time without the consent of the Participant by the following procedure: the Trust, the Distributor or Transfer Agent will mail a copy of the proposed amendment to the Participant in compliance with Section 9; if the Participant does not object in writing to the amendment within ten (10) business days after receipt of the proposed amendment, the amendment will become part of this Agreement in accordance with its terms.

Section 11. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. The parties irrevocably submit to the personal jurisdiction and service and venue of any New York State or United States Federal court sitting in New York City over any suit, action or proceeding arising out of,

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or relating to, this Agreement. Each party hereto irrevocably waives any and all rights to a trial by jury in any legal proceedings arising out of or relating to this Agreement.

Section 12. Assignment. No party to this Agreement shall assign any rights or obligations hereunder without the prior written consent of the other party hereto, such consent not to be unreasonably withheld; provided, that either party may assign its rights and obligations hereunder (in whole, but not in part) without such consent to an entity acquiring all, or substantially all, of its assets or business or to an affiliate. If a party assigns its rights or obligations hereunder to an affiliate, the assigning party or affiliate shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void. Any assignee or successor shall be bound by the terms of this Agreement.

Section 13. Headings. Any headings in this Agreement are for convenience only and do not change the meaning of any provision of this Agreement.

Section 14. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 15. Severance. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra-national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement.

Section 16. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to this Agreement to express their mutual intent, and no rule of strict construction shall be applied against any party.

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IN WITNESS WHEREOF, the parties hereto have executed this Authorized Participant Agreement as of the date set forth above.

NORTHERN LIGHTS DISTRIBUTORS, LLC, in its capacity as Distributor of the Funds

By:
Name:
Title:

[PARTICIPANT], in its capacity as Participant

By:
Name:
Title:

AND ACCEPTED BY STATE STREET BANK AND TRUST COMPANY, in its capacity as Transfer Agent of the Trust

By:
Name:
Title:

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SCHEDULE 1

Trust, Funds, Creation Unit Sizes and Effective Date

Trust	Fund	Creation Unit Size	Effective Date

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ATTACHMENT A

This document supplements the Prospectus and the Authorized Participant Agreement (the “Agreement”) with respect to the procedures to be used by (i) the Transfer Agent and Distributor in processing orders for the purchase of Creation Units of the Fund (“Creation Orders”) and (ii) the Transfer Agent in processing orders for the redemption of Creation Units of the Fund (“Redemption Orders” and, together with Creation Orders, “Orders”).

Before placing an Order, a Participant must have signed the Agreement. The Transfer Agent will assign a personal identification number (“PIN”) to each Authorized Person authorized to act for the Participant. This will allow a Participant through its Authorized Person(s) to place an Order with respect to Creation Units.

TO PLACE AN ORDER FOR PURCHASE OR REDEMPTION OF CREATION UNITS

1.	Placing an Order.

a.	General. To the extent possible, Orders shall be submitted through the Internet (“Web Order Site” or “Fund Connect”) as described in section 1.b. below. If Fund Connect is not available, Orders may be placed by telephone, as described in section 1.c. If the Transfer Agent has not provided an order number to a Participant in response to the Participant’s request for creation unit(s) and the Participant has not transmitted the Order Form to the Transfer Agent prior to the Order Cut-Off Time (as defined below), the Order will not be complete and will not be processed. Redemption Orders that are not completed prior to the Order Cut-Off Time will be processed on the next Business Day, unless withdrawn in writing by the Participant.
b.	Using Fund Connect to Initiate the Order. An Authorized Person for the Participant will log in to Fund Connect prior to the cut-off time for placing Orders with the Fund (the “Order Cut-Off Time”) set forth in the particular Fund’s order form (“Order Form”) and enter the terms of the Order. An Order must be submitted as of the Order Cut-Off Time on the day the Order was placed if it is to be processed by Fund Connect in accordance with the procedures outlined below and in the documents listed in the following paragraph.

Orders submitted through Fund Connect must be in accordance with the terms of the Agreement, the Prospectus, the Web Order Site, the State Street Fund Connect Buy-Side User Agreement (the “Fund Connect Agreement,” which must be separately entered into by the Participant) and the applicable Fund Connect User Guide (or any successor documents). To the extent that any provision of the Agreement (including this Attachment A) is inconsistent with any provision of any Fund Connect Agreement, the Fund Connect Agreement shall control with respect to State Street’s provision of the Web Order Site; provided, however, it is not the intention of the parties to otherwise modify the rights, duties and obligations of the parties under the Agreement, which shall remain in full force and effect until otherwise expressly modified or terminated in accordance with its terms. Notwithstanding the forgoing, the Participant acknowledges that references to the applicable Fund Connect User Guide (or any successor documents) contained herein are for instructional purposes only, and such Fund Connect User Guide

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(or any successor documents) does not contain any additional representations, warranties or obligations by the Trust, the Transfer Agent, the Distributor or their respective agents.

c.	Using a Telephone Call to Initiate the Order. In the event the Fund Connect service is unavailable, an Authorized Person for the Participant may call the Transfer Agent’s telephone representative at the number listed on the Order Form prior to the Order Cut-Off Time to place an Order and receive an Order Number, as described further below. The telephone call must be answered and the Order number must be issued prior to the Order Cut-Off Time. All paperwork, including a completed Order Form consistent with the telephonic instructions, required of the Participant must also be submitted to the Transfer Agent prior to the Order Cut-Off Time. Once an order number is issued and Order Form is submitted, the Order is complete and is irrevocable by the Participant and may only be cancelled by the Transfer Agent, Distributor or Trust in accordance with the provisions listed herein. If the corresponding Order Form is not submitted in good form prior to the Order Cut-Off Time or is inconsistent with the order as communicated by the Participant to the Transfer Agent, the Order will not be complete and will not be processed. Non-standard Orders generally must be arranged with the Trust in advance of Order placement. The Order Form (as may be revised from time to time) is incorporated into and made a part of the Agreement.

Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN) and the terms of the Order, the telephone representative will issue a unique Order Number. The Participant will transmit the terms of the Order in an electronic mail version of the Order Form to the Transfer Agent. All Orders with respect to the purchase or redemption of Creation Units are required to be in writing (by email or, as provided below, by facsimile) and accompanied by the designated Order Number.

If the creation order number has not been issued prior to the Order Cut-Off Time, the Creation Order will be invalid and will not be processed. If a redemption order number has not been issued prior to the Order Cut-Off Time, the Redemption Order will be processed on the next Business Day, unless withdrawn in writing by the Participant.

If a completed Order Form has not been transmitted by the Participant prior to the Order Cut-Off Time, or if the Order Form is not submitted in good form prior to the Order Cut-Off Time or is otherwise inconsistent with the order as communicated by the Participant to the Transfer Agent, the Creation Order will be invalid and will not be processed.

If the Participant is unable to send or receive electronic mail, it must inform the telephone representative when submitting the terms of its Order or as soon as such inability arises. Communication by facsimile may then be substituted for electronic mail in the steps described above, provided that each transmission is clearly marked with the time of transmission.

INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, DO NOT HANG UP AND REDIAL. CALLS MUST BE CONCLUDED PRIOR TO THE ORDER CUT-OFF TIME. CALLS THAT ARE IN PROGRESS OR ARE UNANSWERED IN THE QUEUE AT OR AFTER THE ORDER CUT-OFF TIME WILL BE VERBALLY DENIED. INCOMING CALLS THAT ARE RECEIVED AFTER THE ORDER CUT-OFF TIME WILL NOT BE

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ANSWERED BY THE TELEPHONE REPRESENTATIVE. ALL TELEPHONE CALLS WILL BE RECORDED BY THE TELEPHONE REPRESENTATIVE, AND SUCH RECORDING WILL INCLUDE THE TIME OF THE TELEPHONE CALL.

NOTE THAT THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER IS ONLY COMPLETED AND PROCESSED UPON SUBMISSION OF AN ORDER FORM IN GOOD FORM BY THE PARTICIPANT AND APPROVAL BY BOTH THE PARTICIPANT AND THE TRANSFER AGENT OR DISTRIBUTOR, AS APPLICABLE.

d.	Settlement.

(i)	Clearing Process. In general, the securities making up a Creation Unit must be delivered through the NSCC to a DTC account maintained at the Fund’s custodian on or before the Contractual Settlement Date (defined below). The Participant must also make available on or before the Contractual Settlement Date, by means satisfactory to the Fund, immediately available or same day funds estimated by the Fund to be sufficient to pay any applicable cash component related to an Order. Any excess funds will be returned following settlement of the issue of the Creation Unit. The “Contractual Settlement Date” is the earlier of: (i) the date upon which all of the required securities, any cash component and any other cash amounts which may be due are delivered to the Fund; and (ii) trade date plus two (T+2) business days. Creation Units will be issued through the NSCC in accordance with the terms and conditions of the NSCC systems from time to time adopted and communicated to NSCC participants.

Any settlement outside the NSCC Clearing Process may be subject to additional requirements and fees as discussed in the Prospectus.

(ii)	Outside the Clearing Process. In general, securities making up a Creation Unit must be delivered to an account maintained at the applicable local Subcustodian on or before the International Contractual Settlement Date (defined below). The Participant must also make available on or before the International Contractual Settlement Date, by means satisfactory to the Fund, immediately available or same day funds estimated by the Fund to be sufficient to pay any cash component of the Creation Unit, together with any applicable fees. Any excess funds will be returned following settlement of the issue of the Creation Unit. The “International Contractual Settlement Date” will be the earlier of: (i) the date upon which all of the required securities making up a Creation Unit, and any related cash component and other cash amounts due are delivered to the Fund; and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where any of such securities are customarily traded.

Except as provided in the next two paragraphs, a Creation Unit will not

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be issued outside of the Clearing Process until the transfer of good title to the Fund of the securities and the payment of any cash component and applicable fees have been completed. When the Subcustodian confirms to the Fund’s custodian that the required securities (or, when permitted in the sole discretion of the Fund, the cash value thereof) have been delivered to the account of the relevant Subcustodian, the custodian will cause the delivery of the Creation Unit.

In the event that a deposit of securities is incomplete on the settlement date for a Creation Unit, the Fund may issue a Creation Unit notwithstanding such deficiency in reliance on the undertaking of the Participant to deliver the missing securities as soon as possible, which undertaking shall be secured by the Participant’s delivery and maintenance of collateral consisting of cash having a value at least equal to 115% of the value of the missing securities. The parties hereto agree that the delivery of such collateral shall be made in accordance with cash collateral settlement provided to the Participant by the Transfer Agent. Moreover, the Fund, acting in good faith, may purchase the missing securities at any time and the Participant agrees to accept liability for any shortfall between the cost to the Fund of purchasing such securities and the value of the collateral, which may be sold by the Fund at such time, and in such manner, as the Fund may determine in its sole discretion.

2.	Further Information Regarding the Placement of Orders by the Internet.

a.	Certain Acknowledgements. The Participant acknowledges and agrees (i) that the Trust, the Transfer Agent, the Distributor and their respective agents may elect to review any Order placed through the Web Order Site manually before it is executed and that such manual review may result in a delay in execution of such Order; (ii) that during periods of heavy market activity or other times, it may be difficult to place Orders via the Web Order Site and the Participant may place Orders as otherwise set forth in this Attachment A; and (iii) that any transaction information, content, or data downloaded or otherwise obtained through the use of the Web Order Site are done at the Participant’s own discretion and risk.

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE FUND CONNECT AGREEMENT AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE WEB ORDER SITE IS PROVIDED “AS IS,” “AS AVAILABLE” WITH ALL FAULTS AND WITHOUT ANY WARRANTY OF ANY KIND. SPECIFICALLY, WITHOUT LIMITING THE FOREGOING, ALL WARRANTIES, CONDITIONS, OTHER CONTRACTUAL TERMS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO THE WEB ORDER SITE, WHETHER EXPRESS, IMPLIED OR STATUTORY, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY THE TRUST, THE TRANSFER AGENT, THE DISTRIBUTOR OR THEIR RESPECTIVE AGENTS, AFFILIATES, LICENSORS OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO AS TO TITLE, SATISFACTORY QUALITY, ACCURACY, COMPLETENESS, UNINTERRUPTED USE, NON-INFRINGEMENT, TIMELINESS, TRUTHFULNESS, SEQUENCE, COMPLETENESS,

17

MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE AND ANY IMPLIED WARRANTIES, CONDITIONS AND OTHER CONTRACTUAL TERMS ARISING FROM TRADE USAGE, COURSE OF DEALING OR COURSE OF PERFORMANCE) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

b.	Election to Terminate Placing Orders by Internet. The Participant may elect at any time to discontinue placing Orders through the Web Order Site without providing notice under the Agreement.

3.	Acknowledgment Regarding Telephone and Internet Transactions. During periods of heavy market activity or other times, the Participant acknowledges it may be difficult to reach the Trust by telephone or to transact business over the Internet via the Web Order Site. Technological irregularities may also make the use of the Internet and Web Order Site slow or unavailable at times. The Trust may terminate the receipt of redemption or exchange Orders by telephone or the Internet at any time, in which case you may redeem or exchange Shares by communication through facsimile. All Order Forms transmitted through facsimile must be transmitted, and order numbers must be issued, prior to the Order Cut-Off Time. If a completed Order Form has not been transmitted by the Participant prior to the Order Cut-Off Time, the Creation Order will be invalid and will not be processed. Solely with respect to Redemption Orders, if the Order Form has not been transmitted in good form or the order number has not been issued prior to the Order Cut-Off Time, the Redemption Order will be processed on the next Business Day, unless withdrawn in writing by the Participant.

4.	Purchase of Creation Units Without Receipt of Deposit Securities. Creation Units of the Fund may be purchased in advance of receipt by the Trust of all or a portion of the applicable Deposit Securities, provided that the Participant deposits an initial deposit of cash with the Trust having a value greater than the net asset value of the Shares on the date the Order is placed in proper form. In addition to available Deposit Securities and cash that generally comprise a Creation Unit, cash must be deposited in an amount equal to 115% of the market value of any undelivered Deposit Securities (the “Additional Cash Deposit”). The Order shall be deemed to be received on the Business Day on which the Order is placed provided that the order number is issued prior to the Order Cut-Off Time on such date and cash in the appropriate amount is deposited with the Custodian by 1:00 p.m. Eastern Time or such other time as designated by the Custodian on the settlement date. If the Order number has not been issued prior to the Order Cut-Off Time or federal funds in the appropriate amount are not received by 1:00 p.m. Eastern Time on the settlement date, then the Order will be rejected as invalid and the Participant shall be liable to the Trust for losses, if any, resulting therefrom. An additional amount of cash shall be required to be deposited with the Trust, pending delivery of the missing Deposit Securities to the extent necessary to maintain an amount of cash on deposit with the Trust at least equal to 115% of the daily marked to market value of the missing Deposit Securities. In the event that additional cash is not paid, the Trust may use the cash on deposit to purchase the missing Deposit Securities. The Participant will be liable to the Trust for the costs incurred by the Trust in connection with any such purchases and the Participant shall be liable to the Trust for any shortfall between the cost to the Trust of purchasing any missing Deposit Securities and the value of the collateral. These costs will be deemed to include the amount by which the actual purchase price of the Deposit
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Securities exceeds the market value of such Deposit Securities on the day the Creation Order was deemed received by the Distributor plus the brokerage and related transaction costs associated with such purchases. The Trust will return any unused portion of the Additional Cash Deposit once all of the missing Deposit Securities have been properly received by the Custodian or purchased by the Trust and deposited into the Trust. The Trust shall charge and the Participant agrees to pay to the Trust the Transaction Fee and any additional fees prescribed in the Prospectus. The delivery of Creation Units of the Fund so created will occur no later than the prescribed settlement date following the day on which the Creation Order is deemed received by the Distributor.

5.

Redemption of Creation Units Without Receipt of Shares. Creation Units of the Fund may be redeemed in advance of receipt by the Trust of all or a portion of the Creation Unit to be redeemed, provided that the Participant deposits an initial deposit of cash with the Trust having a value greater than the net asset value of the missing Shares on the date the Order is placed in proper form. Such cash must be deposited in an amount equal to 115% of the net asset value of any undelivered Shares (the “Cash Collateral”). The Order shall be deemed to be received on the Business Day on which the Order is placed provided that the Order is placed in proper form prior to the Order Cut-Off Time on such date and cash in the appropriate amount is deposited with the Custodian by 1:00 p.m. Eastern Time or such other time as designated by the Custodian on the settlement date. If the Order is not placed in proper form by the Order Cut-Off Time or federal funds in the appropriate amount are not received by 1:00 p.m. Eastern Time on settlement date, then the Order may be deemed to be rejected and the Participant shall be liable to the Trust for losses, if any, resulting therefrom. An additional amount of cash shall be required to be deposited with the Trust, pending delivery of the missing Shares to the extent necessary to maintain an amount of cash on deposit at least equal to 115% of the daily net asset value of the missing Shares. In the event that additional cash is not paid, the Trust may use the cash on deposit to purchase the missing Shares or acquire the Deposit Securities and Cash Amount underlying such Shares. The Participant will be liable to the Trust for the costs incurred by the Trust in connection with any such purchases and the Participant shall be liable to the Trust for any shortfall between the cost to the Trust of acquiring such Shares, the Deposit Securities or Cash Amount and the value of the cash collateral. These costs will be deemed to include the amount by which the actual purchase price of the Shares or Deposit Securities exceeds the net asset value of such Shares on the day the Creation Order was deemed received by the Distributor plus the brokerage and related transaction costs associated with such purchases. The Trust will return any unused portion of the Cash Collateral once all of the missing Shares have been properly received by the Custodian or purchased by the Trust and deposited into the Trust. The Trust shall charge and the Participant agrees to pay to the Trust the Transaction Fee and any additional fees prescribed in the Prospectus. The delivery of Shares of the Fund so redeemed will occur no later than the prescribed settlement date following the day on which the Redemption Order is deemed received by the Distributor.

19

ATTACHMENT B

AUTHORIZED PERSONS

Texas Capital Funds Trust

The following individuals are Authorized Persons (each an "Authorized Person") authorized to give instructions relating to any activity contemplated by the Authorized Participant Agreement or any other notice, request or instruction on behalf of the Participant pursuant to the Authorized Participant Agreement (as hereinafter defined).

,

Participant Name NSCC #

NAME(1)	TITLE(1)	SIGNATURE(1)	TELEPHONE NUMBER(1)	E-MAIL ADDRESS(1)	User Location (Country)	PERMISSION (2)*

*Permissions:

RO- Read-Only (Allows users to see account information and run reports, but not place trades)

ET – Execute Trades (Allows user to place trades directly on to Fund Connect)

(1)	Required information.
(2)	Required information to use the Web Order Site.

Signed on behalf of the Participant:

By:

Name:

Title:

Date: